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                                                                    EXHIBIT 99.1
  Current Development Activity

     The following table summarizes Archstone's development communities under construction as of December 31, 1999 (dollar amounts in thousands):

                                                                                              Actual or        Expected
                                                                                            Expected Date   Stabilization
                                                                 Total        Start Date   for First Units      Date
                                       Number of   Archstone    Expected      (Quarter/       (Quarter/       (Quarter/        %
                                         Units    Investment  Investment(1)     Year)          Year)(2)         Year)      Leased(3)
                                       ---------  ----------  -------------   ----------    --------------   ------------  ---------
Central Region:
  Austin, Texas:
    Archstone Monterey Ranch III....        448      $ 13,089   $ 31,669       Q3/98             Q2/00           Q2/01        N/A
                                          -----      --------   --------
  Denver, Colorado:
    Cedars II, The..................        172      $  5,549   $ 16,376       Q3/99             Q2/00           Q2/01        N/A
                                          -----      --------   --------
  Salt Lake City, Utah:
    Archstone River Oaks..............      448      $ 34,435   $ 37,483       Q2/98             Q1/99           Q4/00       79.2%
                                          -----      --------   --------
      Total Central Region..........      1,068      $ 53,073   $ 85,528
                                          -----      --------   --------

East Region:
  Birmingham, Alabama:
    Cameron at the Summit II..........      268      $ 18,040   $ 18,939       Q2/98             Q2/99           Q3/00        69.0%
                                          -----      --------   --------
  Boston, Massachusetts:
    Archstone Tewksbury II............      168      $ 20,066   $ 21,402       Q1/99             Q4/99           Q3/00        44.6%
                                          -----      --------   --------
 Charlotte, North Carolina:
    Archstone Tyvola Centre...........      404      $  7,629   $ 31,398       Q3/99             Q3/00           Q2/02         N/A
                                          -----      --------   --------
 Indianapolis, Indiana:
    Archstone River Ridge.............      202      $ 15,754   $ 16,083       Q2/98             Q2/99           Q2/00        56.9%
                                          -----      --------   --------
 Raleigh, North Carolina:
    Archstone at Preston..............      388      $ 27,706   $ 31,289       Q2/98             Q2/99           Q4/00        56.7%
                                          -----      --------   --------
 Richmond, Virginia:
    Archstone Swift Creek I...........      288      $ 22,148   $ 22,873       Q2/98             Q3/99           Q1/01         27.4%
                                          -----      --------   --------
 Southeast Florida:
    Archstone at Woodbine.............      408      $  9,857   $ 30,722       Q3/99             Q3/00           Q4/01          N/A
                                          -----      --------   --------
 Washington, D.C.:
    Archstone Governor's Green........      338      $ 32,721   $ 36,446       Q3/98             Q3/99           Q3/00         62.4%
    Archstone Milestone II............      132         3,715     13,615       Q4/99             Q3/00           Q1/01          N/A
    Cameron Woodland Park.............      392        18,128     42,622       Q2/99             Q2/00           Q3/01          N/A
                                          -----      --------   --------
      Total Washington, D.C...........      862      $ 54,564   $ 92,683
                                          -----      --------   --------
 West Coast, Florida:
    Archstone Rocky Creek.............      264      $ 18,675   $ 19,750       Q3/98             Q2/99           Q3/00         73.1%
                                          -----      --------   --------
      Total East Region...............    3,252      $194,439   $285,139
                                          -----      --------   --------

West Region:
  Reno, Nevada:
    Enclave II, The...................      180      $ 14,526   $ 16,204       Q4/98             Q3/99           Q4/00         52.2%
                                          -----      --------   --------
  San Diego, California:
    Archstone Mission Valley..........      736      $ 32,092   $106,328       Q4/99             Q4/00           Q3/03          N/A
    Archstone Torrey Hills............      340        39,804     43,139       Q1/98             Q3/99           Q3/00         30.9%
                                          -----      --------   --------
      Total San Diego, California.....    1,076      $ 71,896   $149,467
                                          -----      --------   --------
  San Francisco Bay Area, California:
    Archstone Emerald Park............     324      $ 45,695    $ 47,963       Q4/97             Q3/99           Q3/00         43.2%
    Archstone Hacienda................     540        67,149      77,363       Q2/98             Q3/99           Q1/01         26.5%
    Archstone Monterey Grove..........     224        27,028      27,150       Q4/97             Q1/99           Q1/00         93.3%
                                         -----      --------    --------
      Total San Francisco Bay Area....   1,088      $139,872    $152,476
                                         -----      --------    --------
  San Jose, California:
    Archstone Willow Glen.............     412      $ 28,566    $ 69,581       Q3/99             Q1/01           Q1/02          N/A
                                         -----      --------    --------
  Seattle, Washington:
    Archstone Inglewood Hill..........     230      $ 20,462    $ 20,939       Q2/98             Q2/99           Q2/00         82.6%
    Archstone Northcreek..............     524        40,186      44,025       Q2/98             Q2/99           Q1/01         60.9%
                                         -----      --------    --------
      Total Seattle...................     754      $ 60,648    $ 64,964
                                         -----      --------    --------
        Total West Region.............   3,510      $315,508    $452,692
                                         -----      --------    --------
          Total Communities
            Under Construction........   7,830      $563,020    $823,359
                                         =====      ========    ========

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of December 31, 1999. A "n/a" indicates the communities where Lease-Up has not yet commenced.